Exhibit 99.17
1. Form of Extension Advice
(Telecopy to Tesia Sommer of JPMorgan at 212-270-1063)
Acceptance of Request for Extension
December 27, 2006
Aetna Inc.
151 Farmington Avenue
Hartford, CT 06156
Re: Amended and Restated Five-Year Credit Agreement dated as of January 20, 2006 (the “Credit Agreement”)
Attention: Alfred P. Quirk, Vice President, Finance and Treasurer
Dear Al:
We have received your Extension Request, dated December 5, 2006, and pursuant to Section 2.06(c) (Maturity of Loans) of the above-referenced Credit Agreement, we hereby agree to the extension set forth in such request. Upon the effectiveness of the Extension Request in accordance with Section 2.06(c) of the Credit Agreement, the new Maturity Date will be January 20, 2012.
We have made a notation of this extension on the Schedule of Loans, Payments of Principal attached to our Syndicated Note(s).
Very truly yours,
FIFTH THIRD BANK

By:	/s/ Brooke Balcom
Name: Brooke Balcom
Title: Assistant Vice President